                            MODIFICATION AGREEMENT


     This Modification Agreement (this "Agreement") dated as of July 31, 1996,
                                        ---------
is by and among MARKWEST HYDROCARBON PARTNERS, LTD., a Colorado limited partnership ("Borrower"), MARKWEST HYDROCARBON, INC., a Delaware corporation
              --------
(the "Company"), NORWEST BANK COLORADO, NATIONAL ASSOCIATION (successor to
      -------
Norwest Bank Denver, National Association), a national banking association,

("Norwest"), FIRST AMERICAN NATIONAL BANK, a national banking association
  -------
("First American"), and N M ROTHSCHILD AND SONS LIMITED, a company organized and
  --------------
existing under the laws of England ("Rothschild") (Norwest, First American and
                                     ----------
Rothschild are referred to individually as a "Lender" and collectively as the
                                              ------
"Lenders"), and NORWEST, AS AGENT FOR THE LENDERS (in such capacity, the
 -------
"Agent").
 -----

                                   RECITALS
                                   --------

      A. Borrower, Agent and Lenders are parties to (i) that certain Loan Agreement dated as of November 20, 1992, as amended by a First Amendment to Loan Agreement dated as of September 14, 1993, a Second Amendment to Loan Agreement dated as of March 23, 1994, a Third Amendment to Loan Agreement dated as of September 8, 1995, and a Fourth Amendment to Loan Agreement dated as of May 31, 1996 (as amended, the "Revolver/Term Loan Agreement"), and (ii) that certain
                       ----------------------------
Working Capital Loan Agreement dated as of November 20, 1992, as amended by a First Amendment to Working Capital Loan Agreement dated as of March 23, 1994, a Second Amendment to Working Capital Loan Agreement dated as of September 8, 1995, and a Third Amendment to Working Capital Loan Agreement dated as of May 31, 1996 (as amended, the "Working Capital Loan Agreement") (the Revolver/Term
                           ------------------------------
Loan Agreement and the Working Capital Loan Agreement are referred to herein collectively as the "Loan Agreements"). Unless otherwise defined herein,
                     ---------------
capitalized terms used herein shall have the meaning assigned to them in the Loan Agreements.

      B. Borrower and related entities propose to carry out a reorganization and initial public offering pursuant to which Borrower will be dissolved and all of the assets and liabilities of Borrower will be assigned to and assumed by the Company. Such reorganization and public offering (collectively, the

"Reorganization") are more fully described in its Registration Statement, Form
 --------------
S-1, to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement").
 ----------------------

      C. The consent of the Lenders and Agent is required under the terms of the Loan Agreements in order for Borrower and the Company to carry out the Reorganization, and the parties accordingly desire to set forth their agreement concerning the terms on which Agent and the Lenders grant such consent.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, the Company, Agent, and each of the Lenders hereby agree as follows:

     1.   Consent to Reorganization.  The Lenders and Agent hereby consent to
          -------------------------
the transactions included in the Reorganization as described in the Registration Statement, including without limitation the $10,000,000 partial distribution of partnership capital by Borrower (the "Partnership Distribution") which will be
                                      ------------------------
funded by an advance under the Revolver/Term Loan Agreement, subject to satisfaction of the conditions set forth in Section 4 below.

     2.   Status of Reorganization.  Prior to the consummation of the
          ------------------------
Reorganization, the Company shall keep Agent and the Lenders fully informed as to any material changes either to the Registration Statement or to the transactions and events to be carried out in connection with the Reorganization.

     3.   Amended Loan Documents.  Subject to satisfaction of the conditions of
          ----------------------
Agent and the Lenders set forth in Section 4, contemporaneously with consummation of the Reorganization Agent, the Lenders and the Company shall execute the following amended loan documents to reflect the assignment and assumption by the Company of Borrower's obligations pursuant to the
Reorganization:

          a. Amended and restated loan agreements which shall contain the current terms and conditions set forth in the Loan Agreements, modified as appropriate to reflect the Reorganization, and which shall contain such other terms and conditions as the Lenders shall deem reasonably appropriate in good faith.

          b. Amendments to the existing Security Documents and continuation statements for existing financing statements as necessary and appropriate in the Lenders' sole discretion to preserve the validity and priority of the liens and security interests currently held by Agent and the Lenders pursuant to the existing Security Documents; and

          c. Replacement Notes and any other documents deemed necessary or advisable by the Lenders in their sole discretion in order to properly document the assignment and assumption by the Company of Borrower's obligations under the Loan Agreements pursuant to the Reorganization.

     4.   Conditions to Consent.  The consent of the Lenders and Agent set forth
          ---------------------
in Section 1 above and the other obligations of the Lenders and Agent pursuant to this Agreement are subject to satisfaction of the following conditions:

          a. In addition to the Assignment and Assumption Agreement executed by the Company in connection with the Reorganization, the Company shall have executed a separate Assumption Agreement containing an express assumption by the Company of Borrower's obligations under, and a specific description acceptable to the Lenders of, the Loan Agreements, the Security Documents and all other agreements executed in connection therewith;

          b. Prior to and at the consummation of the Reorganization the Company shall not have granted, and there shall not exist against the Company or its assets any judgment, lien, encumbrance, burden or claim of any kind that would attach to the assets of Borrower to be assigned to the Company in connection with the Reorganization except liens and encumbrances existing as a result of the Loan Agreements;

          c. Prior to consummation of the Reorganization, the Company shall have executed and delivered to Agent UCC financing statements (the "Company
                                                                    -------
Financing Statements") covering all of the assets of Borrower that are to be
- --------------------
assigned to the Company and that are covered by financing statements executed by Borrower in connection with the Loan Agreements, and the Company Financing Statements shall have been properly filed in all appropriate jurisdictions designated by Agent;

          d. Agent shall be satisfied in its sole discretion and shall have received an opinion of counsel for the Company that upon consummation of the Reorganization the Lenders will have a perfected first priority lien and security interest in the assets assigned to the Company by Borrower;

          e. Prior to consummation of the Reorganization, the Company shall have obtained all necessary consents, permissions and approvals by third parties or governmental authorities in connection with the transfer of the assets of Borrower to the Company and the transfer of all governmental permits and licenses held by Borrower in connection with the operation of its business, and the Company shall have obtained all necessary waivers of preferential and similar rights of third parties to purchase any portion of such assets;

          f. No event or other circumstance shall have occurred or exist that would cause the financial condition of the Company upon consummation of the Reorganization to be materially and adversely different from the pro forma financial statements for the Company set forth in the Registration Statement;

          g. Except for the Partnership Distribution and the other elements of the Reorganization that would violate the terms of the Loan Agreements but for the consent set forth in Section 1 above, no Event of Default or Unmatured Event of

Default under the Loan Agreements shall have occurred or be continuing, all representations and warranties contained in Section 7 of the Revolver/Term Loan Agreement shall be true in all material respects (except those affected by the occurrence of the Reorganization), and Borrower and the Company shall have satisfied in all material respects their covenants and obligations under this Agreement;

          h. Borrower shall have obtained and delivered to Agent all releases and termination statements necessary to release or terminate of record all security instruments and financing statements executed in connection with the RIMCO Loan;

          i. No order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the Reorganization or the other transactions contemplated by this Agreement and which remains in effect at the time of the Reorganization and the other transactions contemplated hereby;

          j. Lenders shall have received an opinion of Dorsey & Whitney, LLP, counsel for the Company, addressed to Lenders and Agent, in form and substance satisfactory to Agent, concerning the legal issues set forth in paragraphs 1 through 7 of the Borrower's counsel opinion attached as Exhibit E to the Revolver/Term Loan Agreement, modified as appropriate to cover the Reorganization and the transactions contemplated by this Agreement;

          k. The amended loan documents referenced in Section 3 shall have been executed and delivered by the Company, Agent and the Lenders; and

          l. Prior to making the $10,000,000 advance under the Revolver/Term Loan Agreement (the "Distribution Advance") that will be used to fund the
                     --------------------
Partnership Distribution, (i) the Lenders shall have received from the Borrower and the Company all information requested by the Lenders concerning the status of the Company's public offering, (ii) the Lenders shall be satisfied in their sole discretion that net proceeds from the Company's public offering will be sufficient to repay the Distribution Advance promptly upon completion of the Reorganization, and (iii) the Lenders shall be satisfied in their sole discretion that there has been no material adverse change from the financial condition of the Borrower on the date of this Agreement to the anticipated financial condition of the Company upon completion of the Reorganization.

     5.   Repayment of Distribution Advance.  If the Distribution Advance and
          ---------------------------------
the Partnership Distribution occur as described in the Registration Statement and thereafter for any reason the Reorganization does not occur (so that the assets of Borrower are not transferred to the Company and Borrower's obligations under the

Loan Agreements are not assumed by the Company), then in such event the consent and all waivers given by Lenders hereunder as to the Loan Agreements and the Partnership Distribution shall be deemed revoked, and Borrower shall repay the Distribution Advance within 30 days after the date the Partnership Distribution is made.

     6.   Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, with each party signing on different counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be equally effective as delivery of a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

     EXECUTED as of the date first above written.


BORROWER:
- ---------

MARKWEST HYDROCARBON PARTNERS, LTD.,
a Colorado limited partnership

By:  MWHC HOLDING, INC., its General Partner



By: /s/ Brian T. O'Neill                     By: /s/ Rita E. Harvey
    ------------------------------------         -----------------------------
    Brian T. O'Neill, Sr. Vice President         Rita E. Harvey, Treasurer


THE COMPANY:
- ------------

MARKWEST HYDROCARBON, INC.,
a Delaware corporation



By: /s/ Brian T. O'Neill                     By: /s/ Rita E. Harvey
    ------------------------------------         ---------------------------
    Brian T. O'Neill, Sr. Vice President         Rita E. Harvey, Treasurer

LENDERS:
- --------

NORWEST BANK COLORADO, NATIONAL
 ASSOCIATION (successor to Norwest Bank Denver,
 National Association), a national banking association


By:  /s/ Thomas M. Foncannon
    ----------------------------
     Thomas M. Foncannon
     Vice President


FIRST AMERICAN NATIONAL BANK,
  a national banking association


By:  /s/ Mariah G. Lundberg
    ----------------------------
     Mariah G. Lundberg
     Assistant Vice President


N M ROTHSCHILD AND SONS LIMITED,
  a company organized and existing under
  the laws of England


By: /s/ Andrew Wright                   By:  /s/ Kelvin Russell
    --------------------------              -------------------------
Name:   Andrew Wright                   Name:    Kelvin Russell
      ------------------------                -----------------------
Title:  Assistant Director              Title: Assistant Director
       -----------------------                -----------------------


AGENT:
- ------

NORWEST BANK COLORADO, NATIONAL
  ASSOCIATION (successor to Norwest Bank Denver,
  National Association), a national banking association



By:  /s/ Thomas M. Foncannon
    ----------------------------
     Thomas M. Foncannon
     Vice President